Exhibit 99.1

Contact: FOR IMMEDIATE RELEASE
Francie Nagy
Investor Relations
Tel: +1-212-515-4625

Aircastle to Announce Third Quarter Earnings on November 7, 2006

Stamford, CT. November 2, 2006 - Aircastle Limited (NYSE: AYR) announced today that it plans to release its third quarter financial results for the period ended September 30, 2006 on November 7, 2006, before the market opens.

In connection with the earnings release, management will host an earnings conference call on Tuesday, November 7, 2006 at 5:00 P.M. eastern time. A copy of the earnings release will be posted to the Investors section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 550-6338 (from within the U.S.) or (347) 284-6930 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle Third Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.  For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. eastern time on Tuesday, November 14, 2006 by dialing (888) 203-1112 (from within the U.S.) or (719) 457-0820 (from outside of the U.S.); please reference access code "566-9455".

About Aircastle Limited
Aircastle Limited is an aviation company that acquires, owns and leases high-utility commercial jet aircraft to airlines throughout the world. As of October 25, 2006, Aircastle had acquired and committed to acquire $1.8 billion of aviation assets including 70 aircraft leased to 35 lessees located in 24 countries.  For more information regarding Aircastle and to be added to our email distribution list, please visit http://www.aircastle.com.